Exhibit 10.9

GUARANTY

THIS GUARANTY (“Guaranty”) is made and given this 1st day of December, 2014, by Donald E. MacCord, Jr., whose address is 35332 SE Center Street, Snoqualmie, WA  98065, Digi Holdings LLC, a Nevada Limited Liability Company whose address is 35332 SE Center Street, Snoqualmie, WA  98065, and Digi Outdoor LLC, a Nevada Limited Liability Company whose address is 35332 SE Center Street, Snoqualmie, WA  98065, (hereinafter, collectively, the “Digi Guarantors” or the “Guarantors”), to Rapture Holdings LLC, a Washington Limited Liability Company (the “Lender”), whose address is c/o Fifth Avenue Law Group PLLC, 701 Fifth Avenue, Suite 2800, Seattle, WA 98104.

1.           Guaranty Obligation.  For good and valuable consideration, the Guarantors hereby agree to unconditionally guarantee any and all amounts due from Digi Outdoor Media, Inc. (the “Borrower”), a Nevada Corporation, under that certain Bridge Loan Agreement of even date herewith (the “Bridge Loan Agreement”), and all associated Promissory Note(s) (the “Notes”) executed by Borrower in favor of Lender (whether of even date herewith, or thereafter, in accordance with the Bridge Loan Agreement).  It is specifically intended that this Guaranty shall apply with respect to the First Loan Amount of Six Hundred Thousand and no/100 U.S. Dollars (USD $600,000.00), evidenced by a promissory note of even date herewith, as well as any Notes executed hereafter by Borrower, as contemplated by the Bridge Loan Agreement, providing for loans to Borrower in the principal amount of up to Nine Hundred Thousand and no/100 U.S. Dollars (USD $900,000.00) (the “Aggregate Loan Amount”).  If Borrower should, for any reason whatsoever, fail to fully, timely and completely pay any amounts due under the Note, Guarantors promise to pay each and every such obligation, as and when such obligation comes due.

2.           Independent Obligation; Joint and Several Liability.  This Guaranty is an independent obligation of Guarantors separate and distinct from the obligations of Borrower, and a separate action may be brought and prosecuted against Guarantors whether or not any action is brought or prosecuted against Borrower or whether Borrower has been joined in any such action. In addition, Guarantors’ obligations hereunder shall be joint and several, such that Lender may pursue complete satisfaction from any Guarantor hereunder.

3.           Waiver of Defenses.  Guarantors hereby:

(a)           Waive notice of any payments made by Borrower with respect to the Note or any extension, renewal or modification thereof;

(b)           Waive, with respect to any obligations of Borrower under the Note, demand, presentment, notice of dishonor and protest;

(c)           Agree that Lender shall not be required or bound to exhaust Lender’s recourse or take any action against Borrower before proceeding against Guarantors under this Guaranty;

(d)           Agree that Lender, without affecting the liability of Guarantors under this Guaranty, may with or without notice or consideration: (i) release any other person or entity liable under the Note; and (ii) extend the maturity date, modify the terms, grant any indulgence or forbearance, or postpone the time of payment or performance of the Note;

(e)           Waive, with respect to the obligations under the Note, any defense based upon any change in the name, location, composition or structure of, or any other change in the identity or legal status of Borrower; and

(f)           Represent and warrant that they have received or will receive a material, direct or indirect benefit from entering into this Guaranty.

4.           General Provisions.

(a)           Severability. Any provision of this Guaranty that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Guaranty.  Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b)           Attorneys' Fees.  If any suit or action arising out of or related to this Guaranty is brought by any party, the prevailing party shall be entitled to recover the costs and fees (including without limitation, reasonable attorneys’ fees) incurred by such party in such suit or action, including any post-trial or appellate proceeding.

(c)           Successors.  This Guaranty shall inure to the benefit of Lender's successors and assigns.

(d)           Governing Law.  The parties intend that this Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

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IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned Guarantors as of the date first above written.

Guarantors:
/s/ Donald E. MacCord, Jr. Donald E. MacCord, Jr., Individually	Digi Holdings LLC a Nevada Limited Liability Company /s/ Donald E. MacCord, Jr. By: Donald E. MacCord, Jr. Its: Manager
Digi Outdoor LLC a Nevada Limited Liability Company /s/ Donald E. MacCord, Jr. By: Donald E. MacCord, Jr. Its: Manager